Exhibit 21

MEDTRONIC, INC. AND SUBSIDIARIES

Company	Jurisdiction of Incorporation

Arterial Vascular Engineering Canada, Company	Canada
Arterial Vascular Engineering Netherlands Holding	Netherlands
Arterial Vascular Engineering UK Limited	United Kingdom
AVE Ireland Limited	Ireland
AVECOR Cardiovascular Limited	United Kingdom
B.V. Medtronic FSC	Netherlands
Cardiotron G.m.b.H.	Germany
IGN AB	Sweden
IGN GmbH	Germany
India Medtronic Private Limited	India
Magnolia Medical LLC	Delaware
Medical Education K.K.	Japan
Medtronic (Africa) (Proprietary) Limited	South Africa
Medtronic (Schweiz) A.G. / Medtronic (Suisse) S.A.	Switzerland
Medtronic (Shanghai) Ltd.	China
Medtronic (Thailand) Limited	Thailand
Medtronic A/S	Denmark
Medtronic Aktiebolag	Sweden
Medtronic Angiolink, Inc.	Delaware
Medtronic Asia, Ltd.	Minnesota
Medtronic Australasia Pty. Limited	Australia
Medtronic B.V.	Netherlands
Medtronic Bakken Research Center B.V.	Netherlands
Medtronic Belgium S.A./N.V.	Belgium
Medtronic Bio-Medicus, Inc.	Minnesota
Medtronic China, Ltd.	Minnesota
Medtronic Comercial Ltda.	Brazil
Medtronic Czechia s.r.o.	Czech Republic
Medtronic Danmark A/S	Denmark
Medtronic do Brasil Ltda.	Brazil
Medtronic Emergency Response Systems International, Inc.	Washington
Medtronic Emergency Response Systems Manufacturing, Inc.	Washington
Medtronic Emergency Response Systems, Inc.	Washington
Medtronic Endonetics, Inc.	California
Medtronic Europe BVBA	Belgium
Medtronic Europe Capital Corp.	Cayman Islands
Medtronic Europe Sàrl	Switzerland
Medtronic Fabrication SAS	France
Medtronic Finland OY	Finland
Medtronic France S.A.S.	France
Medtronic Functional Diagnostics Zinetics, Inc.	Utah
Medtronic Functional Diagnostics, Inc.	New Jersey
Medtronic G.m.b.H.	Germany
Medtronic Hellas Medical Device Commercial S.A.	Greece
Medtronic Holding Switzerland G.m.b.H.	Switzerland
Medtronic Hungary Limited	Hungary
Medtronic Ibérica S.A.	Spain
Medtronic Image-Guided Neurologics, Inc.	Delaware
Medtronic InStent (Israel) Ltd.	Israel
Medtronic International Technology, Inc.	Minnesota

Company	Jurisdiction of Incorporation

Medtronic International Trading Sàrl	Switzerland
Medtronic International Trading, Inc.	Minnesota
Medtronic International, Ltd.	Delaware
Medtronic Interventional Vascular, Inc.	Massachusetts
Medtronic Ireland Holdings Company	Ireland
Medtronic Ireland Limited	Ireland
Medtronic Ireland Manufacturing Limited	Ireland
Medtronic Italia S.p.A.	Italy
Medtronic Japan Capital Corp.	Cayman Islands
Medtronic Japan Co., Ltd.	Japan
Medtronic Korea Co., Ltd.	Korea
Medtronic Latin America, Inc.	Minnesota
Medtronic Lifelink MD, Inc.	Delaware
Medtronic Limited	United Kingdom
Medtronic Medical Appliance Technology and Service (Shanghai) Ltd.	China
Medtronic Medical Technology Ticaret Limited Sirketi	Turkey
Medtronic Mediterranean SAL	Lebanon
Medtronic Mexico S. de R.L. de C.V.	Mexico
Medtronic Micro Motion Sciences, Inc.	Delaware
Medtronic MiniMed, Inc.	Delaware
Medtronic Navigation, Inc.	Delaware
Medtronic Oesterreich G.m.b.H.	Austria
Medtronic of Canada Ltd.	Canada
Medtronic Pacific Trading, Inc.	Minnesota
Medtronic Physio-Control Limited	United Kingdom
Medtronic Poland Sp. Z O.O.	Poland
Medtronic Portugal—Comercio e Distribuiacao de Aparelhos Medicos Lda	Portugal
Medtronic PS Medical, Inc.	California
Medtronic Puerto Rico Operations Co.	Cayman Islands
Medtronic S. de R.L. de C.V.	Mexico
Medtronic S.A.I.C.	Argentina
Medtronic Servicios S. de R.L. de C.V.	Mexico
Medtronic Sofamor Danek (NZ) Limited	New Zealand
Medtronic Sofamor Danek (UK) Ltd.	United Kingdom
Medtronic Sofamor Danek Australia Pty. Ltd.	Australia
Medtronic Sofamor Danek Co., Ltd.	Japan
Medtronic Sofamor Danek Deggendorf GmbH	Germany
Medtronic Sofamor Danek South Africa (Proprietary) Limited	South Africa
Medtronic Sofamor Danek USA, Inc.	Tennessee
Medtronic Sofamor Danek, Inc.	Indiana
Medtronic Synectics Aktiebolag	Sweden
Medtronic Trading NL BV	Netherlands
Medtronic Transneuronix, Inc.	Delaware
Medtronic Treasury International, Inc.	Minnesota
Medtronic Treasury Management, Inc.	Minnesota
Medtronic U.K. Capital Corp.	Cayman Islands
Medtronic USA, Inc.	Minnesota
Medtronic Vascular Connaught	Ireland
Medtronic Vascular Galway Limited	Ireland
Medtronic Vascular, Inc.	Delaware

Company	Jurisdiction of Incorporation

Medtronic Vertelink, Inc.	California
Medtronic VidaMed, Inc.	Delaware
Medtronic Vingmed AS	Norway
Medtronic World Trade Corporation	Minnesota
Medtronic Xomed France S.A.S.	France
Medtronic Xomed Instrumentation SAS	France
Medtronic Xomed U.K. Limited	United Kingdom
Medtronic Xomed, Inc.	Delaware
Medtronic-Mediland (Taiwan) Ltd.	Taiwan
MG Biotherapeutics LLC	Delaware
MiniMed Distribution Corp.	Delaware
MiniMed Medical Supply, Inc.	Florida
MiniMed Pty Ltd.	Australia
Physior SNC	France
Restoragen, Inc.	Delaware
Sofamor S.N.C.	France
Spike SNC	France
SpinalGraft Technologies, LLC	Tennessee
Synectics Medical - Equipamento Electronico de Medicina, Limitada	Portugal
Synectics Medical Limited	United Kingdom
Transneuronix International GmbH	Germany
Vidamed International Limited	United Kingdom
Vitatron (Israel) Limited	Israel
Vitatron A.G.	Switzerland
Vitatron B.V.	Netherlands
Vitatron Belgium S.A. / N.V.	Belgium
Vitatron Czechia s.r.o.	Czech Republic
Vitatron Denmark A/S	Denmark
Vitatron Finland Oy	Finland
Vitatron G.m.b.H.	Austria
Vitatron G.m.b.H.	Germany
Vitatron Holding B.V.	Netherlands
Vitatron Japan Co., Ltd.	Japan
Vitatron Medical Espana S.A.	Spain
Vitatron Medical Italia S.r.l.	Italy
Vitatron Nederland B.V.	Netherlands
Vitatron Poland Sp. z o.o.	Poland
Vitatron Portugal - Comércio e Distribuição de Dispositivos Médicos, Lda	Portugal
Vitatron S.A.R.L.	France
Vitatron Sweden Aktiebolag	Sweden
Vitatron U.K. Limited	United Kingdom
Warsaw Orthopedic, Inc.	Indiana
Xomed Australia PTY Limited	Australia
Xomed France Holdings, SNC	France